Exhibit 3.1


                               State of Delaware

                       Office of the Secretary of State
                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

FORMATION OF "GREYHOUND FUNDING LLC", FILED IN THIS OFFICE ON THE TWENTY-

FOURTH DAY OF JUNE, A.D. 1999, AT 11:30 O'CLOCK A.M.




















                                     /s/ Edward J. Freel

                                     -----------------------------------------
                                     Edward J. Freel, Secretary of State


3060969    8100                      AUTHENTICATION:             0043656

991450646                                       DATE:           10-25-99

                           CERTIFICATE OF FORMATION

                                      OF

                             GREYHOUND FUNDING LLC


          This Certificate of Formation of Greyhound Funding LLC (the "Company") has been duly executed and is being filed by an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.), as amended and from time to time (the "Act").

          1. Name. The name of the limited liability company formed hereby is Greyhound Funding LLC.

          2. Registered Office. The address of the registered office of the Company is Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 23rd day of June 1999.




                               By:     /s/ Joseph Weikel
                                   ------------------------------
                                   Name:   Joseph Weikel
                                   Title:  Authorized Person















                                      -2-